                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              THE ST. JOE COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

     ---------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                                                  (ST. JOE LOGO)
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 11, 1999

     The 1999 Annual Meeting of the shareholders of The St. Joe Company will be held at the Radisson Riverwalk Hotel, 1515 Prudential Drive, Jacksonville, Florida on Tuesday, May 11, 1999, at 10:00 a.m. Eastern Daylight Savings Time.

     Shareholders will vote on the following matters:

          1. Election of nine (9) members to the Board of Directors;

          2. Management's proposal to adopt the 1999 Stock Incentive Plan, which is described in the Proxy;

          3. Ratification of the appointment of KPMG Peat Marwick, LLP, as the Company's independent accountants for the 1999 fiscal year; and

          4. Any other matters properly brought before the meeting.

     Shareholders of record as of the close of business on March 31, 1999 are entitled to vote at the meeting or any continuance of the meeting.

     We hope you will attend the meeting in person. We urge you to designate the Proxies named on the enclosed card to vote your shares whether you attend the meeting or not. This will ensure your shares will be represented at the meeting. The Proxy Statement describes proxy voting. Please read it carefully.

     The Annual Report containing financial data and a summary of operations for 1998 is enclosed.

     We look forward to your participation.

                                          By order of the Board of Directors.
                                          /s/ Robert M. Rhodes
                                          Robert M. Rhodes
                                          Senior Vice President, General Counsel
                                          & Secretary

Dated: April 19, 1999

     The St. Joe Company 1650 Prudential Drive, Suite 400, Jacksonville, FL
                      32207 904-396-6600 904-396-4042 Fax

                                PROXY STATEMENT
                           -------------------------

     This Proxy Statement contains information about the Annual Meeting of the Shareholders of The St. Joe Company (the "Meeting").

     The Meeting will be held on Tuesday, May 11, 1999, beginning at 10:00 a.m., at the Radisson Riverwalk Hotel, 1515 Prudential Drive, Jacksonville, Florida.

     "We", "Our", "St. Joe" and the "Company" each refers to The St. Joe
Company.

     "Proxy" or "Proxies" mean those individuals named in the enclosed Proxy
Card.

     This Proxy Statement is first being sent to our Shareholders on or about April 19, 1999.
                           -------------------------

                        GENERAL INFORMATION ABOUT VOTING

     WHO CAN VOTE. You are entitled to vote your stock if our records show that you held your shares as of March 31, 1999. At the close of business on March 31, 1999, a total of 87,925,421 shares of Common Stock were outstanding and entitled to vote. Each share of Common Stock has one vote. The enclosed Proxy Card shows the number of shares you are entitled to vote. Your individual vote is confidential and will not be disclosed to third parties.

     VOTING BY PROXIES. If your Common Stock is held by a broker, bank or other nominee, you will receive instructions from them which you must follow in order to have your shares voted. If you hold your shares in your own name as a holder of record, you may instruct the Proxies how to vote your Common Stock, by signing, dating and mailing the Proxy Card in the postage-paid envelope which we have provided to you. Of course, you can always come to the Meeting and vote your shares in person. The Proxies will vote your shares in accordance with your instructions. If you sign and return a Proxy Card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors. We are not aware of any other matters to be presented at the meeting except for those described in this Proxy Statement. If any other matters not described in this Proxy Statement are properly presented at the Meeting, the Proxies will use their own judgment to determine how to vote your shares. If the Meeting is continued, your Common Stock may be voted by the Proxies at the continued Meeting as well, unless you revoke your proxy instructions.

     HOW YOU MAY REVOKE YOUR PROXY INSTRUCTIONS. You can revoke your proxy instructions if you advise the Secretary in writing before your Common Stock is voted by the Proxies at the Meeting, or if you deliver later proxy instructions, or if you attend the Meeting and vote your shares in person.

     HOW VOTES ARE COUNTED. The Annual Meeting will be held if a majority of the outstanding Common Stock is represented at the Meeting. If you have returned valid proxy instructions or attend the Meeting in person, your Common Stock will be counted for the purpose of determining a quorum, even if you wish to abstain from voting on some or all matters introduced to the Meeting. "Broker Non-Votes" also count for quorum purposes. If you hold your Common Stock through a broker, bank or other nominee, the nominee may only vote the Common Stock which it holds for you in accordance with your instructions. However, if the nominee does not receive your instructions within ten (10) days of the

Meeting, the nominee may vote on matters which the New York Stock Exchange determines to be routine. If a nominee cannot vote on a particular matter because it is not routine, there is a "Broker Non-Vote" on that matter. We do not count abstentions and "Broker Non-Votes" as votes for or against any proposal.

     COST OF THIS PROXY SOLICITATION. We will pay the cost of this Proxy solicitation. In addition to soliciting Proxies by mail, we expect a number of our employees will solicit Proxies personally and by telephone. None of these employees will receive any additional or special compensation for doing this. We will, upon request, reimburse brokers, banks and other nominees for their reasonable expenses in sending Proxy material to their principals and obtaining their Proxies.

                          THE BOARD AND ITS COMMITTEES

     THE BOARD. The Company is governed by a Board of Directors. The Board met eight times in 1998. All members of the Board of Directors attended at least 75% of the meetings of the Board and Committees on which the members served in the last year.

     COMMITTEES OF THE BOARD. The Board has three standing Committees. In addition, the entire Board acts as a Committee to consider Nominees for election to the Board and any written recommendation by a Shareholder which is made in accordance with the Company's By-laws.

     AUDIT COMMITTEE. The members of the Audit Committee are Walter L. Revell, Chairman, Michael L. Ainslie, Russell B. Newton, Jr. and Winfred L. Thornton. The Audit Committee met four times in 1998. The functions of the Audit Committee are to recommend public accountants to audit the Company's financial records; review with the independent auditor any reports or recommendations developed in connection with the auditing engagement; review any reports or recommendations with regard to the Company's internal control and regulatory compliance procedures and practices; review any proposed changes in accounting policies being considered by the Company; and to supervise the Company's Year 2000 Readiness Program.

     COMPENSATION COMMITTEE.  The members of the Compensation Committee are John
D. Uible, Chairman, John J. Quindlen and Frank S. Shaw, Jr. The Compensation Committee met four times in 1998. The functions of the Compensation Committee are to recommend, subject to full Board approval, compensation and benefits for the Chairman and Chief Executive Officer, the President, Chief Operating Officer, and Senior Vice Presidents of the Company; approve annual bonus and merit plans for officers and employees of the Company; and supervise the administration of all current employee benefit plans, stock incentive plans and such other plans as may be created from time to time.

     FINANCE COMMITTEE. The members of the Finance Committee are John J. Quindlen, Chairman, Jacob C. Belin, Russell B. Newton, Jr., Frank S. Shaw, Jr. and John D. Uible. The Finance Committee met four times in 1998. The functions of the Finance Committee are to supervise the Company's investment policies; make recommendations as to corporate dividends; review the Company's business plan; review proposals to acquire and sell significant assets which would require public disclosure; review and approve acquisitions and investments pursuant to the Company's Capital Approval Policy; and make recommendations regarding the issuance or purchase of the Company's Common Stock.

                             DIRECTORS COMPENSATION

     Each non-employee Director receives an annual retainer of $25,000, a Board or Committee meeting fee of $1,250, and a telephone meeting fee of $500. In addition to the standard fees, Directors are reimbursed for transportation and other reasonable expenses incident to attendance at Board and Committee Meetings.

     In 1998, the Company adopted a Deferred Compensation Plan for non-employee Directors. Each year participating Directors may elect to defer all or part of their fees in cash or stock unit accounts. The accounts are payable in cash or Common Stock, at the Director's election, upon retirement from the Board. Mr. Newton, Mr. Quindlen and Mr. Uible are currently participating in the Plan.

     Commencing with the 1998 Annual Meeting, each non-employee Director is granted an option to purchase 2,000 shares of the Company's Common Stock on the date of the Company's Annual Meeting. In 1998, Mr. Ainslie, Mr. Belin, Mr. Newton, Mr. Quindlen, Mr. Revell, Mr. Shaw, Mr. Thornton and Mr. Uible received grants under this Plan. Each option grant, vesting in equal installments over five (5) years and having a ten (10) year term, permits the holder to purchase shares at their fair market value on the date of the grant. The fair market value of options granted in 1998 was $33.25.

                               EXECUTIVE OFFICERS

     PETER S. RUMMELL was appointed Chairman and Chief Executive Officer of the Company in January 1997. From 1985 until 1996, Mr. Rummell was employed by The Walt Disney Company, most recently as Chairman of Walt Disney Imagineering, the division responsible for Disney's worldwide creative design, real estate and research and development activities. Mr. Rummell also served as President of Disney Development Company, the community development arm of Walt Disney, from 1992 to 1994 and as President of the Arvida Resort Communities Division during 1985. From 1983 until 1985, Mr. Rummell was Vice Chairman of the Rockefeller Center Management Corporation in New York City. Mr. Rummell was general manager and then President of Sawgrass, near Jacksonville, Florida, from 1977 until 1983. Mr. Rummell also held management positions for the Sea Pines Company in Hilton Head, South Carolina, and the Amelia Island Plantation and spent two years as an employee of the Ocean Reef Club in Key Largo, Florida.

     KEVIN M. TWOMEY was appointed President and Chief Financial Officer of the Company in January 1999. Mr. Twomey is the former Vice Chairman and Chief Financial Officer of H. F. Ahamanson & Company and its principal subsidiary, Home Savings of America. Mr. Twomey joined Ahamanson and Home Savings in 1993 as Executive Vice President and Chief Financial Officer.

     ROBERT M. RHODES was named Senior Vice President and General Counsel in February 1997. Prior to joining the Company, Mr. Rhodes was a partner in the law firm of Steel, Hector and Davis L.L.P., specializing in real estate and land development. From 1985 to 1988, Mr. Rhodes served as Senior Vice President and General Counsel of Arvida/Disney Corporation and Disney Development Company. Mr. Rhodes also served in Florida state government as counsel to the Speaker of the Florida House of Representatives and as Chief of the Bureau of Land and Water Management, which administers the state's growth management programs.

     MICHAEL N. REGAN joined the Company in July 1997 and was appointed Senior Vice President, Finance and Planning in February 1999. Prior to joining the Company, Mr. Regan was Vice President and Controller for Harrah's Entertainment, Inc. Prior to that, Mr. Regan was Vice President and Controller of The Promus Companies. Mr. Regan joined Harrah's as a Senior Financial Analyst in Strategic Planning in 1980 and held several management positions in finance.

     MICHAEL F. BAYER was named Vice President -- Human Resources and Administration in February 1997. From 1987 until 1995, Mr. Bayer was employed by The Walt Disney Company in a variety of executive positions in Human Resources. Most recently he was Vice President of Human Resources of Walt Disney Imagineering. Previously, Mr. Bayer served as Director -- Human Resources for the Sarasota division of the Arvida Corporation.

                            EMPLOYMENT ARRANGEMENTS

     KEVIN M. TWOMEY. On January 28, 1999, the Company's Board approved Mr. Twomey's compensation package. Mr. Twomey is an at will employee; provided, however Mr. Twomey is entitled to severance benefits if his employment is terminated without cause or there is a change in control of the Company. His base salary in 1999 is $450,000. Mr. Twomey is eligible for a performance based incentive payment equal to between 0 and 75% of his base salary.

     Mr. Twomey was granted an option to purchase 500,000 shares of the Company's Common Stock under the 1998 Stock Incentive Plan. The exercise price of the option is $22.50 per share, which was equal to the closing price of the Company's Common Stock on February 12, 1999. The option becomes exercisable in equal installments on the first five anniversaries of the date of the grant; provided, however, the entire award vests in the event of termination without cause, a change in control of the Company, or upon Mr. Twomey's death or disability. The options expire on the tenth anniversary of the date of the grant. Mr. Twomey was also granted 100,000 restricted shares of the Company's Common Stock. Forty percent (40%) of the restricted shares vest on the second anniversary of the date of grant and the remainder vest in equal installments on the next three anniversaries of the date of the grant; provided, however, the entire award vests in the event of termination without "cause", a "change in control" of the Company, or upon Mr. Twomey's death or disability.

     Mr. Twomey is reimbursed for relocation expenses and related income taxes.

                             EXECUTIVE COMPENSATION

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee is responsible for reviewing and approving the compensation policies and programs for the Company's Executive Officers including the Company's officers named in the Summary Compensation Table. The Compensation Committee consists of members of the Board of Directors, who are all independent non-employee directors and have no interlocking relationships as defined by the Securities and Exchange Commission. The members were chosen because of their business backgrounds and to ensure that the interests of the shareholders are being served in all matters of executive compensation. This report covers the actions of the Committee regarding the compensation of the executive officers for 1998 and prospectively for 1999.

COMPENSATION PHILOSOPHY

     The main tenants of the Company's compensation philosophy are:

          (1) Base salaries at the median of comparable companies that generate value from the management of substantial assets;

          (2) Provide for a competitive annual incentive based on Company and individual performance; and

          (3) Provide for the granting of stock options in order to align the interests of the Executive Officers and shareholders.

1998 ANNUAL INCENTIVE PLAN

     In February 1998 the Committee advised the Board that the Committee had adopted a formal evaluation process to calculate annual incentives for 1998. The 1998 Plan is split between quantitative financial measures and more qualitative strategic measures. The Committee considers corporate and individual performance goals, together with trends in appropriate peer groups prior to awarding annual incentives. Quantitative goals include corporate earnings and qualitative goals include an assessment of an Executive Officer's role in implementing the Company's strategic plan. The committee evaluated the performance of all eligible employees utilizing this criteria to determine the amount of annual incentives payable in 1998. Payments to Executive Officers under the 1998 Plan ranged from approximately 40% to 63% of base salary.

CEO COMPENSATION

     Mr. Rummell was appointed Chairman and CEO of the Company on January 7, 1997. The Compensation Committee used the compensation philosophy described above to determine Mr. Rummell's compensation. Based upon these same criteria the Committee recommended, and the Board approved, a 4.8% increase in base salary from $630,000 to $660,000.00 effective December 31, 1998. The Committee recommended, and the Board approved, the payment of an annual incentive under the 1998 Plan to Mr. Rummell of $400,000 (63% of base salary) for the year ended December 31, 1998.

     Pursuant to the employment agreement with Mr. Rummell (the "Rummell Agreement") the Company granted Mr. Rummell an option to purchase 4,043,520 shares of the Company's Common Stock under the St. Joe Corporation 1997 Stock Incentive Plan. The exercise price of the options is $19.14 per share, which was equal to the closing price of the Company's Common Stock on the day preceding the execution of the Rummell Agreement. The exercise price was adjusted equitably as a result of a partial liquidation distribution to the Company's shareholders on March 25, 1997. The option becomes exercisable in equal installments on the first five anniversaries of the date of grant, but the entire option becomes exercisable in the event that the Company terminates Mr. Rummell's employment without cause, in the event of Mr. Rummell's death or in the event Mr. Rummell is "totally disabled", as defined in the Company's disability plan, or in the event that the Company is subject to a change in control. The option expires 10 years after the date of grant (or two years after Mr. Rummell's death, if earlier).

     Under the Rummell Agreement, the Company also granted Mr. Rummell 201,861 restricted shares of its Common Stock under the 1997 Incentive Plan. The restricted shares are intended to compensate Mr. Rummell for the value of the stock options he forfeited upon resigning his position with his former employer, based on the closing prices of the two companies' Common Stock on the day preceding the execution of the Rummell Agreement. The restricted shares vest in equal installments on the first five anniversaries of the date of grant but the entire award vests in the event that the Company terminates Mr. Rummell's employment without cause, in the event of Mr. Rummell's death or disability (as defined in the Rummell Agreement), or in the event that the Company is subject to a change in control. If Mr. Rummell's employment terminates for any other reason, he forfeits any restricted shares that have not vested.

DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code generally limits the Company's tax deduction to $1,000,000 for compensation paid to the CEO and the four most highly compensated executive officers who are executive officers as of the last day of the applicable year. Exceptions are made, however, for "performance-based" compensation.

     The annual incentive plan in place for 1998 may not satisfy the 162(m) requirements for performance-based compensation. The Committee views the potential loss of tax deductibility for these awards as not material. The Committee retains the discretion to pay non-deductible compensation if it believes that it would be in the best interest of the Company and its shareholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee is or ever was a St. Joe officer or employee. No member of the Committee is, or was during 1998, an executive officer of another company whose board of directors has a comparable committee on which one of St. Joe's Executive Officers serves.

        Submitted by the Compensation Committee.
        John D. Uible, Chairman
        John J. Quindlen
        Frank S. Shaw, Jr.

                         EXECUTIVE COMPENSATION TABLES

     The following table sets forth the annual compensation of the Company's five highest paid executive officers (the "Executive Officers") for the past three (3) years.

                         SUMMARY COMPENSATION TABLE(1)

                                                                   LONG TERM COMPENSATION AWARDS
                                             ANNUAL          -----------------------------------------
                                          COMPENSATION           (E)            (F)           (G)
                                       -------------------    RESTRICTED    SECURITIES     ALL OTHER
(A)                             (B)      (C)        (D)         STOCK       UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION     YEAR   SALARY $   BONUS $    AWARD(S) ($)   OPTIONS (#)      (2) $
---------------------------     ----   --------   --------   ------------   -----------   ------------
Peter S. Rummell..............  1998    630,000    400,000          N/A            N/A       39,486
  Chairman of the Board and     1997    591,538    300,000    3,863,620      4,043,520      413,022
  Chief Executive Officer       1996        N/A        N/A          N/A            N/A          N/A
Charles A. Ledsinger, Jr.
  (3).........................  1998    248,941        N/A          N/A            N/A       16,158
  President and Chief
    Operating                   1997    356,089    210,000          N/A        240,000      232,889
  Officer                       1996        N/A        N/A          N/A            N/A          N/A
Robert M. Rhodes..............  1998    285,000    115,000          N/A            N/A       41,964
  Senior Vice President and     1997    231,167    165,000          N/A        168,480       41,325
  General Counsel               1996        N/A        N/A          N/A            N/A          N/A
Michael N. Regan..............  1998    192,500    100,000          N/A         15,000        5,812
  Senior Vice President,        1997     84,792     45,000          N/A         45,000       90,940
  Finance and Planning          1996        N/A        N/A          N/A            N/A          N/A
Michael F. Bayer..............  1998    175,000     75,000          N/A            N/A        9,765
  Vice President, Human         1997    155,544    100,500          N/A         84,240       93,365
  Resources and Administration  1996        N/A        N/A          N/A            N/A          N/A

-------------------------

(1) The Company began assembling a new executive management team in early 1997. None of the Executive Officers served with the Company in 1996.

(2) The amounts disclosed in this column include:

      Company contributions under St. Joe's Deferred Compensation Plan in fiscal 1998 of $14,368 for Mr. Rummell, $7,484 for Mr. Ledsinger, $7,312 for Mr. Rhodes, $4,107 for Mr. Regan and $4,121, for Mr. Bayer; Company contributions under St. Joe's Deferred Compensation Plan in fiscal 1997 of $762 for Mr. Ledsinger, $1,418 for Mr. Rhodes, and $1,688 for Mr. Bayer; payments of a relocation allowance and benefits in 1998 to Mr. Rummell of $25,118, Mr. Ledsinger of $8,674, Mr. Rhodes of $34,652, Mr. Regan of $1,705 and Mr. Bayer of $5,644; and payments of a relocation allowance and benefits in 1997 to Mr. Rummell of $412,772, Mr. Ledsinger of $232,127, Mr. Rhodes of $39,907, Mr. Regan of $90,940 and Mr. Bayer of $91,677.

(3) Mr. Ledsinger's 1997 salary includes $125,000 paid to Mr. Ledsinger to compensate him for benefits forfeited upon resigning his position with his former employer. Mr. Ledsinger resigned his position with the Company on August 7, 1998, and surrendered certain options granted to him.

                             OPTION GRANTS IN 1998

                                                 PERCENT OF
                                                    TOTAL                                  POTENTIAL REALIZABLE
                                    NUMBER OF      OPTIONS                                   VALUE AT ASSUMED
                                    SECURITIES   GRANTED TO                               ANNUAL RATES OF STOCK
                                    UNDERLYING    EMPLOYEES    EXERCISE OR                PRICE APPRECIATION FOR
                                     OPTIONS      IN FISCAL    BASE PRICE    EXPIRATION       OPTION TERM(1)
NAME                                 GRANTED        YEAR         ($/SH)         DATE        5%($)       10%($)
----                                ----------   -----------   -----------   ----------   ---------    ---------
Peter S. Rummell..................         0         N/A            N/A        N/A             N/A          N/A
  Chairman of the Board and Chief
  Executive Officer
Charles A. Ledsinger, Jr.(2)......         0         N/A            N/A        N/A             N/A          N/A
  President and Chief Operating
  Officer
Robert M. Rhodes..................         0         N/A            N/A        N/A             N/A          N/A
  Senior Vice President and
  General Counsel
Michael N. Regan..................    15,000         2.1          23.25      8/11/08       219,327      555,900
  Senior Vice President, Finance
  and Planning
Michael F. Bayer..................         0         N/A            N/A        N/A             N/A          N/A
  Vice President, Human Resources
  and Administration

-------------------------

(1) There can be no assurance that the values actually realized upon the exercise of these options will be at or near the values shown in the table. The values set forth in the table should not be viewed in any way as a forecast of future performance of the Company's Common Stock.

(2) Mr. Ledsinger resigned his position with the Company on August 7, 1998.

                 AGGREGATED STOCK OPTIONS EXERCISES IN 1998 AND
                       OPTIONS VALUES AS OF YEAR END 1998

                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                            OPTIONS AS OF          IN-THE-MONEY OPTIONS AS OF
                              SHARES       VALUE          DECEMBER 31, 1998          DECEMBER 31, 1998(1)($)
                            ACQUIRED ON   REALIZED   ---------------------------   ---------------------------
NAME                        EXERCISE(#)     ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        -----------   --------   -----------   -------------   -----------   -------------
Peter S. Rummell..........          0            0    1,617,408      2,426,112      6,954,854      10,432,282
  Chairman of the Board
  and Chief Executive
  Officer
Charles A. Ledsinger,
  Jr.(2)..................          0            0            0              0              0               0
  President and Chief
  Operating Officer
Robert M. Rhodes..........          0            0       67,392        101,088         29,652          44,479
  Senior Vice President
  and General Counsel
Michael N. Regan..........          0            0        9,000         36,000              0               0
  Senior Vice President,
  Finance and Planning
Michael F. Bayer..........          0            0       33,696         50,544         44,816          67,224
  Vice President -- Human
  Resources and
  Administration

-------------------------

(1) Value based on $23.44 closing price per share of Common Stock on December 31, 1998.

(2) Mr. Ledsinger surrendered all of his 378,000 options to the Company in exchange for $152,640 upon his resignation from the Company on August 7, 1998.

                              RETIREMENT BENEFITS

     The Company maintains a cash balance pension plan, and a salary deferral plan covering substantially all employees of the Company and its participating subsidiaries. Such plans as described in detail below, do not discriminate in favor of directors or executive officers in the nature or level of benefits provided to participants.

     PENSION PLAN. The Company maintains a cash balance pension plan (the "Pension Plan") which covers all employees of the Company and its participating subsidiaries who have attained age 21 and completed one year of service. The Pension Plan is funded by annual employer contributions. These contributions are based upon the age and compensation of the participant. The employer contributions do not discriminate in favor of directors or executive officers. These benefits are not reduced for social security or other benefits received by the participant. At the end of each calendar year, an employee's cash balance account is credited with an amount equal to a percentage of pay earned that year. Pay includes base salary and any annual incentive.

     The amounts credited depend on age at the beginning of a calendar year.

                                           EMPLOYER CONTRIBUTION
                                                   AS A
AGE                                          PERCENTAGE OF PAY
---                                        ---------------------
Under 25.................................            8
25-34....................................            9
35-44....................................           10
45-54....................................           11
55 and over..............................           12

     An employee's cash balance account is also credited with an income contribution at the end of each calendar year. Income is based upon the 30 year US Treasury Bond rate.

     If an employee leaves the Company for any reason with five or more years of service, the employee is entitled to the full dollar balance of the cash balance account. The account is payable in a lump sum or periodic payments.

     The following table shows the amounts which would be payable under the Pension Plan to a hypothetical 40 year old employee assuming total earnings increases and Internal Revenue Service Contribution limit increases as set forth in the table:

------------------------------------------------------------------------------------------------------------------------------
           AGE                 40        41        42        43        44        45        46        47        48        49
      CONTRIBUTION %           10        10        10        10        10        11        11        11        11        11
------------------------------------------------------------------------------------------------------------------------------
       INCLUDED    TOTAL
       EARNINGS   EARNINGS    1999      2000      2001      2002      2003      2004      2005      2006      2007      2008
------------------------------------------------------------------------------------------------------------------------------
1999   160,000    300,000     16,000    16,960    17,978    19,056    20,200    21,412    22,696    24,058    25,502    27,032
2000   160,000    315,000               16,000    16,960    17,978    19,056    20,200    21,412    22,696    24,058    25,502
2001   160,000    330,750                         16,000    16,960    17,978    19,056    20,200    21,412    22,696    24,058
2002   160,000    347,288                                   16,000    16,960    17,978    19,056    20,200    21,412    22,696
2003   160,000    364,652                                             16,000    16,960    17,978    19,056    20,200    21,412
2004   164,000    382,884                                                       18,040    19,122    20,270    21,486    22,775
2005   164,000    402,029                                                                 18,040    19,122    20,270    21,486
2006   164,000    422,130                                                                           18,040    19,122    20,270
2007   164,000    443,237                                                                                     18,040    19,122
2008   164,000    465,398                                                                                               18,040
2009   168,100    488,668
2010   168,100    513,102
2011   168,100    538,757
2012   168,100    565,695
2013   168,100    593,979
2014   176,505    623,678
2015   176,505    651,862
2016   176,505    687,605
2017   176,505    721,986
2018   176,505    758,085
------------------------------------------------------------------------------------------------------------------------------

----  -------------------------------------------------------------------------------------------------
        50        51        52        53        54        55        56        57        58        59
        11        11        11        11        11        12        12        12        12        12
----  -------------------------------------------------------------------------------------------------

       2009      2010      2011      2012      2013      2014      2015      2016      2017      2018
----  -------------------------------------------------------------------------------------------------
1999   28,654    30,373    32,195    34,127    36,174    38,345    40,846    43,084    45,669    48,410
2000   27,032    28,654    30,373    32,195    34,127    36,174    38,345    40,846    43,084    45,669
2001   25,502    27,032    28,654    30,373    32,195    34,127    36,174    38,345    40,646    43,084
2002   24,058    25,502    27,032    28,654    30,373    32,195    34,127    36,174    38,345    40,646
2003   22,696    24,058    25,502    27,032    28,654    30,373    32,195    34,127    36,174    38,345
2004   24,142    25,590    27,125    28,753    30,478    32,307    34,245    36,300    38,478    40,787
2005   22,775    24,142    25,590    27,125    28,753    30,478    32,307    34,245    36,300    38,478
2006   21,486    22,775    24,142    25,590    27,125    28,753    30,478    32,307    34,245    36,300
2007   20,270    21,486    22,775    24,142    25,590    27,125    28,753    30,478    32,307    34,245
2008   19,122    20,270    21,486    22,775    24,142    25,590    27,125    28,753    30,478    32,307
2009   18,491    19,600    20,776    22,023    23,344    24,745    26,230    27,804    29,472    31,240
2010             18,491    19,600    20,776    22,023    23,344    24,745    26,230    27,804    29,472
2011                       18,491    19,600    20,776    22,023    23,344    24,745    26,230    27,804
2012                                 18,491    19,600    20,776    22,023    23,344    24,745    26,230
2013                                           18,491    19,600    20,776    22,023    23,344    24,745
2014                                                     21,181    22,451    23,799    25,226    26,740
2015                                                               21,181    22,451    23,799    25,226
2016                                                                         21,181    22,451    23,799
2017                                                                                   21,181    22,451
2018                                                                                             21,181
                                                                                                657,159
---------------------------------------------------------------------------------------------------------------

     DEFERRED COMPENSATION PLAN. The Company maintains a salary deferral plan (the "401(k)") which covers all employees of the Company and its participating subsidiaries who elect to have their salary reduced by up to 6% and have that money contributed into the 401(k) and invested as directed by the participant. The eight accounts available are six mutual funds and common stock of either the Company or FECI. The Company matches the employee contribution $1.00 per $1.00 for the first $500; $0.75 per $1.00 for the next $300.00, $.50 per $1.00 for the next $300.00; and $0.25 per $1.00 for the excess of $1,101 up to the maximum permitted employee contribution. Under certain conditions the 401(k) plan allows a participant to borrow from the fund. The funds are normally paid out in a lump sum in the case of death, termination, disability, retirement or after attainment of age 59 1/2. In 1998 the Company contributed the amounts set forth in footnote (1) in the Summary Compensation Table on behalf of the Executive Officers shown in that table.

     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. In August, 1997 the Board adopted a Supplemental Executive Retirement Plan ("SERP"). The SERP is designed to provide certain qualified executives benefits which may be lost due to limitations placed on qualified pension plans and 401(k) plans by the Internal Revenue Service. Pursuant to the Company's SERP, a qualified individual may elect to defer between 1% and 75% of his or her salary in excess of the IRS annual compensation limit ($160,000 for 1998). For every dollar the individual elects to defer, the Company will contribute $.25, to a maximum of 6% of compensation in excess of the IRS annual compensation limit.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                       DIRECTORS, AND EXECUTIVE OFFICERS

     The following table shows the number of shares of Common Stock beneficially owned as of December 31, 1998 by: (i) persons known by the Company to be the beneficial owners of more than 5% of its outstanding Common Stock; (ii) each Nominee for Director; (iii) the Executive Officers; and (iv) all Directors and Executive Officers as a group.

                                           AMOUNT OF
NAME AND ADDRESS                      BENEFICIAL OWNERSHIP          PERCENT OF CLASS(1)
----------------                      --------------------          -------------------
Alfred I. duPont Testamentary
  Trust.............................       51,963,836(2)(3)(4)              59.1
  1650 Prudential Drive, Suite 300
  Jacksonville, Florida 32207
Michael L. Ainslie..................           10,400(9)                       *
Michael F. Bayer....................           33,696(5)                       *
Jacob C. Belin......................       51,963,836(2)(3)(4)(9)           59.1
Russell B. Newton, Jr...............            6,400(9)                       *
John J. Quindlen....................            1,000(9)                       *
Michael N. Regan....................            9,000(6)                       *
Walter L. Revell....................            1,400(9)                       *
Robert M. Rhodes....................           67,392(7)                       *
Peter S. Rummell....................        1,807,379(8)                     2.1
Frank S. Shaw, Jr...................            4,400(9)                       *
Winfred L. Thornton.................       51,963,836(2)(3)(4)(9)           59.1
John D. Uible.......................           15,670(9)                       *
Total Directors and Executive
  Officers..........................       53,956,020(10)                   61.4

-------------------------

  * Less than one percent.

 (1) All percentages are rounded to the nearest tenth of one percent.

 (2) On December 17, 1998, the Alfred I. DuPont Testamentary Trust (the "Trust") contributed 49,643,292 shares of the Company's Common Stock to Swamp Hall Properties, L.P., a Delaware limited partnership (the "Partnership"). The general partner of the Partnership is the Rockland Company, a Delaware corporation (the "General Partner"). All of the outstanding stock of the General Partner is owned by the Trust. In addition, the Trust is the sole limited partner of the Partnership. The Trustees of the Trust are J. C. Belin, Herbert Peyton, John Porter, W. T. Thompson, III, W. L. Thornton and Hugh M. Durden on behalf of Wachovia Bank, N.A., a subsidiary of Wachovia Corporation, as corporate trustee. A majority of the Trustees have the right to elect the directors of the General Partner.

 (3) The Trustees of the Trust constitute the entire Board of Directors of The Nemours Foundation (the "Foundation"). As of March 31, 1999, the Foundation owned 2,232,408 shares of the Company's Common Stock. The Trustees, by virtue of their power to elect the directors of the General Partner and their status as directors of the Foundation, have the power to direct the vote and the power to dispose or direct the disposition of the 49,643,292 shares of Common Stock owned by the Partnership and the 2,232,408 shares of the Common Stock owned by the Foundation.

 (4) Includes 27,765 shares owned by Mr. Belin, 56,500 owned by Mr. Thompson and 3,471 owned by Mr. Thornton.

 (5) Includes 16,848 of Mr. Bayer's 84,240 options under the 1997 Stock Incentive Plan that vested on February 25, 1998 and 16,848 of his options that vested on March 2, 1999.

 (6) Includes 9,000 of Mr. Regan's 45,000 options under the 1997 Stock Incentive Plan that vested on August 11, 1998.

 (7) Includes 33,696 of Mr. Rhodes' 168,480 options under the 1997 Stock Incentive Plan that vested on March 3, 1998, and 33,696 of his options that vested on March 2, 1999.

 (8) Includes 189,971 restricted shares of common stock granted to Mr. Rummell under the 1997 Stock Incentive Plan and 808,704 of his 4,043,520 options under the 1997 Stock Incentive Plan that vested on January 8, 1998 and 808,704 of his options that vested on January 8, 1999.

 (9) Includes 400 of each Director's 2,000 options under the 1998 Stock Incentive Plan that will vest on May 11, 1999.

(10) Includes 35,047 shares held in the Company's 401(k) plan for which the Trustee has sole voting power and the participants have sole dispositive power. The Trustee of the plan is Merrill Lynch.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes all filings were timely made, except by Mr. Ainslie who inadvertently filed a late Form 4 reporting the purchase of 5000 shares of the Company's Common Stock.

     The Company has policies and procedures in place to assist its officers and Directors in complying with Section 16(a) filing requirements.

                              PERFORMANCE GRAPH(1)

     The following performance graph compares the Company's cumulative shareholder returns for the period from March 31, 1994 through March 31, 1999 assuming $100 invested on March 31, 1994 in the Company's Common Stock, in the Russell 1000 Index and in the Wilshire Real Estate Securities Index. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN(2)

         MEASUREMENT PERIOD              THE ST. JOE       RUSSELL 1000        WILSHIRE
        (FISCAL YEAR COVERED)              COMPANY            INDEX          REAL ESTATE
3/94                                                100               100               100
3/95                                                115               111                93
3/96                                                107               144               102
3/97                                                137               166               130
3/98                                                187               243               144
3/99                                                135               279               108

-------------------------

(1) Through 1996, the Company used the Standard & Poor's Paper and Forest Products Index. With the sale of the Company's linerboard mill and container plants in 1996 and management's focus on the Company's real estate operations, the Company believes a real estate index is a more appropriate measure.

(2) $100 invested on March 31, 1994 in stock or index including reinvestment of dividends.

                              CERTAIN TRANSACTIONS

     Jacob C. Belin and Winfred L. Thornton are trustees of the Trust and also serve as directors of the Company and Florida East Coast Industries, Inc. ("FECI").

     On May 1, 1997, the Company entered into consulting agreements with Mr. Belin and Mr. Thornton (the "Consulting Agreements"). Pursuant to the Consulting Agreements, Messrs. Belin and Thornton advise and counsel the Company on various corporate matters at the request of the Chairman and Chief Executive Officer. The Consulting Agreements provide that Messrs. Belin and Thornton receive annual compensation of $100,000 and $112,000, respectively, and are reimbursed for expenses actually incurred up to $10,000.00 per year.

     Mr. Belin's Agreement expires on December 31, 1999 and Mr. Thornton's Agreement expires on April 30, 2001.

     In addition, the Nemours Foundation and the Company rent office space from one of the Company's subsidiaries at rates approximating market rentals.

                                PROPOSAL NO. 1:
                             ELECTION OF DIRECTORS

     A Board of Directors consisting of nine members is to be elected at this Annual Meeting. Each Director elected shall hold office until the next Annual Meeting and the election of a successor.

     VOTE REQUIRED. Directors must be elected by a plurality of the votes cast at the Annual Meeting. The nominees receiving the greatest number of votes will be elected. Votes withheld for any Director will not be counted.

     VOTING BY PROXIES. The Proxies will vote your Common Stock in accordance with your instructions. If you have not given specific instructions to the contrary, your Common Stock will be voted to approve the election of the Nominees named in this Proxy Statement. We know of no reason why any Nominee for Director would be unable to serve as a Director. If any Nominee should, for any reason, be unable to serve, the Proxies will vote your Common Stock to approve the election of any substitute Nominee proposed by the Board of Directors. Alternatively, the Board may choose to reduce the number of Directors to eliminate the vacancy.

     GENERAL INFORMATION ABOUT THE NOMINEES. All of the Nominees have served as Directors since the last Annual Meeting. Each has agreed to be named in this Proxy Statement and to serve if elected. Information about the nine Nominees for Directors is set forth on the following pages. The age indicated in each Nominee's biography is as of March 31, 1999.

                         INFORMATION ABOUT THE NOMINEES
                           -------------------------

MICHAEL L. AINSLIE
Director since 1998                                                       Age 55

Mr. Ainslie, a private investor, is the former President, Chief Executive Officer and a Director of Sotheby's Holdings. He was Chief Executive Officer of Sotheby's from 1984 to 1994. From 1980 to 1984 he was President of the National Trust for Historic Preservation. From 1975 to 1980 he was Chief Operating Officer of N-Ren Corp., a Cincinnati-based chemical manufacturer. From 1971 to 1975, he was President of Palmas Del Mar, a real estate development company. He began his career as an associate with McKinsey & Company. He is Vice Chairman of the Board of Directors of the New York Landmarks Conservancy, as well as a Trustee of Vanderbilt University. Mr. Ainslie serves as a Director of the United States Tennis Association and is also Chairman of the Posse Foundation.

JACOB C. BELIN
Director since 1953                                                       Age 84

Mr. Belin was President of the Company from 1968 to 1984, and Chairman of the Board and Chief Executive Officer from 1982 to June 1991. He is a director of the Company and has served as such since 1953. Mr. Belin also serves as a member of the Board of Directors of The Nemours Foundation, and as a Trustee of the of the Alfred I. duPont Testamentary Trust and as a director of FECI.

RUSSELL B. NEWTON, JR.
Director since 1994                                                       Age 75

Mr. Newton is Chairman of Timucuan Asset Management Company, which is involved in investment portfolio management. Mr. Newton is a director of Alliance Mortgage Company, as well as other smaller, closely held companies. Since 1981, Mr. Newton has been an investor in oil, marketing, shipping, public utilities, construction, direct mail solicitation and cable television. From 1975 to 1981, Mr. Newton was principal owner and Chairman of Kern County Refineries, Inc. From 1968 to 1975, Mr. Newton was President of Charter Oil Company. Mr. Newton spent his early employment years with Booz, Allen & Hamilton, Management Consultants and as President of Southern Stores, Inc.

JOHN J. QUINDLEN
Director since 1995                                                       Age 65

Mr. Quindlen retired as Senior Vice President and Chief Financial Officer of E.
I. duPont de Nemours & Company in 1993 ("duPont"). Mr. Quindlen worked for duPont from 1954 until his retirement, except for three years as a naval Supply Officer. Mr. Quindlen is a trustee of the Rodney Square Funds and the Kalmar Pool Investment Trust. Mr. Quindlen is a member of the Finance Council of the Archdiocese of Philadelphia and the President of its Board of Education.

WALTER L. REVELL
Director since 1994                                                       Age 64

Mr. Revell has been Chairman of the Board and CEO of H. J. Ross Associates, Inc., a consulting engineering, architectural and planning firm in Coral Gables, Florida since 1991, and also Chairman of the Board and CEO of Revell Investments International, Inc. since 1984. Mr. Revell was President, CEO and Director of Post, Buckley, Schuh and Jernigan, Inc. until 1983 after serving as Secretary of Transportation for the State of Florida from 1972 to 1975. Mr. Revell is also a director of Dycom Industries, Inc., RISCORP, Inc. and other closely-held companies, and is Chairman of the Greater Miami Foreign Trade Zone, Inc.

PETER S. RUMMELL
Director since 1997                                                       Age 52

Mr. Rummell was appointed Chairman and CEO of the Company in January 1997. From 1985 until 1996, Mr. Rummell was employed by The Walt Disney Company, most recently as Chairman of Walt Disney Imagineering, the division responsible for Disney's worldwide creative design, real estate and research and development activities. Mr. Rummell also served as President of Disney Development Company, the community development arm of Walt Disney, from 1992 to 1994 and as President of the Arvida Resort Communities Division during 1985. From 1983 until 1985, Mr. Rummell was Vice Chairman of the Rockefeller Center Management Corporation in New York City. Mr. Rummell was general manager and then President of Sawgrass, near Jacksonville, Florida, from 1977 until 1983. Mr. Rummell also held management positions for the Sea Pines Company in Hilton Head, South Carolina, and the Amelia Island Plantation and spent two years as an employee of the Ocean Reef Club in Key Largo, Florida.

FRANK S. SHAW, JR.
Director since 1995                                                       Age 66

Mr. Shaw is President of Shaw Securities, Inc., a financial services company, and of Cherry Bluff, Inc., a northern Florida development firm based in Tallahassee, Florida. Mr. Shaw also serves on the Board of Directors of First South Bank, Regional Financial Company, The Southern Scholarship Foundation, Maclay School Foundation, Leon County Library Foundation and the James Madison Institute.

WINFRED L. THORNTON
Director since 1968                                                       Age 69

Mr. Thornton was Chairman of the Board and CEO from June 1991 to January 1997, and was President and Chief Operating Officer of the Company from 1984 to June 1991. Mr. Thornton also serves as a member of the Board of Directors of the Nemours Foundation, a Trustee of the Alfred I. duPont Testamentary Trust, and a director of FECI.

JOHN D. UIBLE
Director since 1994                                                       Age 62

Mr. Uible was Chairman of the Board and CEO of Florida National Bank from 1982 to 1990, when it was acquired by First Union Corporation. He served as a Director of First Union Corporation until 1998. Since 1990, Mr. Uible has been a private investor in financial markets, as well as smaller closely-held companies and partnerships. From 1976 to 1982, he was Chairman of the Board and CEO of Jacksonville National Bank of Florida, Inc. and was employed by the Charter Company from 1958 to 1976.

     The Board recommends the Shareholders vote FOR management's nominees.

                                 PROPOSAL NO. 2
                   APPROVAL OF THE 1999 STOCK INCENTIVE PLAN

     VOTE REQUIRED. An affirmative vote of the majority of the votes cast at the Annual Meeting is required to approve the 1999 Stock Incentive Plan.

     HISTORY OF THE PLAN. The Company's 1999 Stock Incentive Plan was adopted by the Board of Directors in February 1999. It became effective on February 23, 1999, subject to the approval of the shareholders. The Board of Directors may amend or terminate the 1999 Incentive Plan at any time and for any reason. Amendments require the approval of the Company's shareholders only to the extent provided by applicable laws, regulations or rules.

     The key provisions of the 1999 Incentive Plan are summarized below. This summary, however, is not intended to be a complete description of all terms of the 1999 Incentive Plan. A copy of the plan text will be furnished to any shareholder upon request. Such a request should be directed to Robert M. Rhodes, Secretary, The St. Joe Company, 1650 Prudential Drive, Suite 400, Jacksonville, Florida 32207.

     ADMINISTRATION AND ELIGIBILITY. The 1999 Incentive Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee also selects the individuals who receive awards, determines the size of any award and establishes any vesting or other conditions. Employees and non-employee directors of the Company are eligible to participate in the Incentive Plan, although incentive stock options may be granted only to employees.

     FORM OF AWARDS. The 1999 Incentive Plan provides for awards in the form of restricted shares, stock appreciation rights or options. No payment is required upon receipt of an award, except that a recipient of newly issued restricted shares may be required to pay the par value of such restricted shares to the Company.

     OPTIONS. Options may include nonstatutory stock options ("NSOs") as well as incentive stock options ("ISOs") intended to qualify for special tax treatment. The term of an option cannot exceed 10 years, and the exercise price must be equal to or greater than the fair market value of the Common Stock on the date of grant. As of March 31, 1999, the closing price of the Company's Common Stock on the New York Stock Exchange Composite Transactions Report was $24.25 per share.

     The exercise price of an option may be paid in any lawful form permitted by the Compensation Committee, including (without limitation) a full-recourse promissory note or the surrender of shares of Common Stock or restricted shares already owned by the optionee. The Compensation Committee may likewise permit optionees to satisfy their withholding tax obligation upon exercise of an NSO by surrendering a portion of their option shares to the Company. The Incentive Plan also allows the optionee to pay the exercise price of an option by giving "exercise/sale" or "exercise/pledge" directions. If exercise/sale directions are given, a number of option shares sufficient to pay the exercise price and any withholding taxes is issued directly to a securities broker or other lender selected by the Company. The broker or other lender holds the shares as security and extends credit for up to 50% of their market value. The loan proceeds are paid to the Company to the extent necessary to pay the exercise price and any withholding taxes. Any excess loan proceeds may be paid to the optionee. If the loan proceeds are insufficient to cover the exercise price and withholding taxes, the optionee is required to pay the deficiency to the Company at the time of exercise.

     The Committee may at any time offer to buy out an outstanding option for cash or give an optionee the right to surrender his or her option for cash.

     STOCK APPRECIATION RIGHTS. A Stock Appreciation Right entitles the Recipient, upon exercise, to receive in cash an amount equal to the difference between the Fair Market Value of a share of Common Stock on the date of grant ("Base Value") and the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is exercised. Each Award of a Stock Appreciation Right may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Appreciation Rights Agreement. The Stock Appreciation Rights Agreement shall also specify the term of the Stock Appreciation Right; provided that the term of a Stock Appreciation Right shall in no event exceed 10 years from the date of grant. A Stock Appreciation Rights Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Compensation Committee may determine, at the time of granting stock Appreciation Rights or thereafter, that all or part of such Stock Appreciation Rights shall become vested in the event that a Change in Control occurs with respect to the Company. The Compensation Committee may at any time, at such terms and conditions as it determines, buy out a Stock Appreciation Right for a payment in shares of Common Stock (which may or may not include Restricted Shares), Stock Options and cash for any fractional shares of Common Stock. The value of such combination of shares of

Common Stock, Stock Options, and cash may not exceed the difference between Base Value and Fair Market Value of a share of Common Stock on the date of such buy out. The Committee may, at its discretion, use Options with an Exercise Price below Fair Market Value on date of grant to buy out Stock Appreciation Rights. If Options are used to buy out Stock Appreciation Rights, the Exercise Price of these Options will not be lower than the Exercise Price of the Stock Appreciation Rights that are being bought out.

     VESTING CONDITIONS. As noted above, the Compensation Committee determines the number of restricted shares, stock appreciation rights or options to be included in the award as well as the vesting and other conditions. The vesting conditions may be based on the length of the recipient's service, his or her individual performance, the Company's performance or other appropriate criteria. Vesting may be accelerated in the event of the recipient's death, disability or retirement or in the event of a change in control with respect to the Company.

     For purposes of the 1999 Incentive Plan, the term "change in control" means generally that (i) any person or group, other than the Trust and the Foundation acquires 30% or more of the outstanding voting stock of the Company and the Trust and the Foundation no longer own more shares of voting stock than such person or group, (ii) the Company is a party to a merger or similar transaction as a result of which the Company's shareholders own 50% or less of the surviving entity's voting securities or (iii) shareholders other than the Trust and the Foundation cause a change of 50% or more in the composition of the Company's outstanding voting stock.

     MODIFICATION OF AWARDS. The Compensation Committee is authorized, within the provisions of the Incentive Plan, to amend the terms of outstanding restricted shares, to modify or extend outstanding options, to exchange new options for outstanding options, including outstanding options with a higher exercise price than the new options, or to convert outstanding stock appreciate rights to options.

     GRANTS TO NON-EMPLOYEE DIRECTORS. Members of the Company's Board of Directors who are not employees of the Company may receive option grants under the 1999 Stock Incentive Plan. The exercise price of all options that may be granted to non-employee directors is equal to the market value of Common Stock on the date of grant.

     NUMBER OF RESERVED SHARES. The total amount of restricted shares, stock appreciation rights and options available for grant under the 1999 Incentive Plan is 1.5 million (subject to anti-dilution adjustments). If any restricted shares, Stock Appreciation Rights or options are forfeited, or if options terminate for any other reason prior to exercise, then they again become available for awards. No individual may receive Stock Appreciate Rights and options covering more than .5 million shares in any calendar year (subject to anti-dilution adjustments).

     Awards under the 1999 Stock Incentive Plan are discretionary. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 1999 Stock Incentive Plan or the benefits that would have been received by such participants if the 1999 Stock Incentive Plan had been in effect in 1998. To date no options have been granted under the 1999 Stock Incentive Plan.

     FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS. Neither the optionee nor the Company incurs any federal tax consequences as a result of the grant of an option. The optionee has no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company receives no deduction when an ISO is exercised. Upon exercising an NSO, the optionee generally must recognize ordinary income equal to the "spread" between the exercise price and fair market value of Common Stock on the date of exercise; the Company ordinarily will be entitled to a deduction for the same amount. In the case of an employee, the option spread at the time an NSO is exercised is subject to income tax withholding, but the optionee generally may elect to satisfy the withholding tax obligation by having shares of Common Stock withheld from those purchased under the NSO. The tax treatment of a disposition of option shares acquired under the Incentive Plan depends on how long the shares have been held and on whether such shares were acquired by exercising an ISO or by exercising a NSO. The Company is not entitled to a deduction in connection with a disposition of options shares, except in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied.

     The Board recommends the shareholders vote FOR the approval of the 1999 Stock Incentive Plan.

                                 PROPOSAL NO. 3

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Board, upon the recommendation of the Audit Committee, has appointed the firm of KPMG Peat Marwick L.L.P. to audit the consolidated financial statements for the Company for the 1999 fiscal year.

     The firm of KPMG Peat Marwick L.L.P. has been Company's accountant of record since August, 1990. It is expected that a representative of KPMG Peat Marwick L.L.P. will be present at the Annual Meeting to answer shareholders' questions and will be given an opportunity to make a statement. An affirmative vote of the majority of the votes cast at the Annual Meeting is required to ratify KPMG Peat Marwick L.L.P. as the Company's independent accountants for the 1999 fiscal year.

     The Board recommends the shareholders vote FOR ratification of KPMG Peat Marwick L.L.P. as the Company's independent accountants for the 1999 fiscal year.

                             SHAREHOLDER PROPOSALS

     Each year, the Board of Directors submits to the shareholders at the Annual Meeting certain proposals. Other proposals may be submitted by the Board of Directors or shareholders for inclusion in the Proxy Statement for action at the Annual Meeting. Any proposal submitted by a shareholder to be presented at the Annual Meeting or for inclusion in the 2000 Annual Meeting Proxy Statement must be submitted in writing and must be received by the Company no sooner than November 22, 1999 and no later than December 21, 1999. The notice must contain information required by the By-laws. Copies of the By-laws may be obtained from the Secretary.

                                 OTHER MATTERS

     The Board of Directors does not know of any other business to be presented at the Annual Meeting; however, if any other matters come before the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote pursuant to the Proxy in accordance with their judgment on such matters.

                                          BY ORDER OF THE BOARD OF
                                          DIRECTORS,
                                          /s/ Robert M. Rhodes
                                          Robert M. Rhodes
                                          Senior Vice President, General
                                          Counsel & Secretary

Dated April 19, 1999.

                          -- FOLD AND DETACH HERE --
 -------------------------------------------------------------------------------

                                                                           PROXY
                              THE ST. JOE COMPANY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 11, 1999.

    The undersigned having received Notice of Annual Meeting and Proxy Statement dated April 19, 1999, appoints Peter S. Rummell as Proxy with full power of substitution to represent the undersigned and to vote all shares of common stock of The St. Joe Company, which the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held on Tuesday, May 11, 1999, at 10:00 a.m. Eastern Daylight Savings Time, at the Radisson Riverwalk Hotel, 1515 Prudential Drive, Jacksonville, Florida, or at any continuance thereof, with discretionary authority as provided in the Proxy Statement.

    Please mark your vote as indicated in the example.    [X]

    This Proxy will be voted as directed. If no direction is made, it will be voted "For" the proposals set forth on this card. The Board of Directors recommends a vote "For" the following proposals:
--------------------------------------------------------------------------------
1.  ELECTION OF DIRECTORS

    Nominees: Michael L. Ainslie, Jacob C. Belin, Russell B. Newton, Jr., John
    J. Quindlen, Walter L. Revell, Peter S. Rummell, Frank S. Shaw, Jr., Winfred
    L. Thornton, John D. Uible

  [ ] FOR    [ ] WITHHELD    [ ] FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING
                                    NOMINEES

2.  APPROVAL OF THE 1999 STOCK INCENTIVE PLAN

    See Proposal No. 2 in the Enclosed Proxy Statement for more information on the Plan.

                [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

                          -- FOLD AND DETACH HERE --
 -------------------------------------------------------------------------------

3.  RATIFICATION OF INDEPENDENT ACCOUNTANTS

                 [ ]  FOR        [ ]  AGAINST        [ ]  ABSTAIN

                                                  X ----------------------------

                                                  X ----------------------------

                                                  Date -------------------------

                                                  Please sign exactly as your
                                                  name appears on shares. Joint
                                                  owners should each sign. When
                                                  signing as a fiduciary or for
                                                  an estate, trust, corporation,
                                                  or partnership, your title or
                                                  capacity should be stated.

                                ST. JOE COMPANY

                           1999 STOCK INCENTIVE PLAN

                    (AS ADOPTED EFFECTIVE FEBRUARY 23, 1999)

                               TABLE OF CONTENTS


ARTICLE 1.  INTRODUCTION..........................................................................................1

ARTICLE 2.  DEFINITIONS...........................................................................................1

ARTICLE 3.  ADMINISTRATION........................................................................................4
   3.1  Committee Composition.....................................................................................4
   3.2  Committee Responsibilities................................................................................4

ARTICLE 4.  SHARES AVAILABLE FOR GRANTS...........................................................................4
   4.1  Basic Limitation..........................................................................................4
   4.2  Additional Shares.........................................................................................4

ARTICLE 5.  ELIGIBILITY...........................................................................................4
   5.1  Nonstatutory Stock Options, Stock Appreciation Rights and Restricted Shares...............................4
   5.2  Incentive Stock Options...................................................................................5
   5.3  Prospective Employees.....................................................................................5

ARTICLE 6.  OPTIONS...............................................................................................5
   6.1  Stock Option Agreement....................................................................................5
   6.2  Number of Shares..........................................................................................5
   6.3  Exercise Price............................................................................................5
   6.4  Exercisability and Term...................................................................................5
   6.5  Effect of Change in Control...............................................................................6
   6.6  Modification or Assumption of Options.....................................................................6
   6.7  Buyout Provisions.........................................................................................6

ARTICLE 7.  PAYMENT FOR OPTION SHARES.............................................................................6
   7.1  General Rule..............................................................................................6
   7.2  Surrender of Stock........................................................................................6
   7.3  Exercise/Sale.............................................................................................6
   7.4  Exercise/Pledge...........................................................................................7
   7.5.  Promissory Note..........................................................................................7
   7.6  Other Forms of Payment....................................................................................7

ARTICLE 8.  RESTRICTED SHARES.....................................................................................7
   8.1  Time, Amount and Form of Awards...........................................................................7
   8.2  Payment for Awards........................................................................................7
   8.3  Vesting Conditions........................................................................................7
   8.4  Voting and Dividend Rights................................................................................7

ARTICLE 9.  STOCK APPRECIATION RIGHTS.............................................................................8
   9.1  Time, Amount and Form of Awards...........................................................................8

   9.2  Rights to Receive.........................................................................................8
   9.3  Conditions................................................................................................8
   9.4  Number of Stock Appreciation Rights.......................................................................8
   9.5  Buyout Provisions.........................................................................................8

ARTICLE 10.  PROTECTION AGAINST DILUTION..........................................................................9
   10.1  Adjustments..............................................................................................9
   10.2  Dissolution or Liquidation...............................................................................9
   10.3  Reorganization...........................................................................................9

ARTICLE 11.  AWARDS UNDER OTHER PLANS............................................................................ 9

ARTICLE 12.  LIMITATION ON RIGHTS................................................................................10
   12.1  Retention Rights........................................................................................10
   12.2  Stockholders' Rights....................................................................................10
   12.3  Regulatory Requirements.................................................................................10
   12.4  Transfer................................................................................................10

ARTICLE 13.  WITHHOLDING TAXES...................................................................................10
   13.1  General.................................................................................................10
   13.2  Share Withholding.......................................................................................10

ARTICLE 14.  FUTURE OF THE PLAN..................................................................................11
   14.1  Term of the Plan........................................................................................11
   14.2  Amendment or Termination................................................................................11

ARTICLE 15.  EXECUTION...........................................................................................11

                                ST. JOE COMPANY

                           1999 STOCK INCENTIVE PLAN


         ARTICLE 1.        INTRODUCTION.

                  The Plan was adopted by the Board of Directors effective February 23, 1999. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees and Outside Directors to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees and Outside Directors with exceptional qualifications and (c) linking Employees and Outside Directors directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Options or Stock Appreciation Rights.

                  The Plan shall be governed by, and construed in accordance with, the laws of the State of Florida (excluding their choice-of-law provisions).

                  Actual awards of Restricted Shares, Options, or Stock Appreciation Rights under this Plan shall be made and documented in each case with a separate Stock Option Agreement or Restricted Stock Agreement, as set forth in this Plan. Each of these Stock Option Agreements and Restricted Stock Agreements may differ one from the other. The purpose of providing separate Stock Option Agreements and Restricted Stock Agreements is to allow the Compensation Committee the broadest possible flexibility in tailoring specific grants for specific individuals, consistent with this plan.

         ARTICLE 2.        DEFINITIONS.

                  2.1. "AFFILIATE" means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

                  2.2. "AWARD" means any award of an Option, Stock Appreciation Right or a Restricted Share under the Plan.

                  2.3. "BOARD" means the Company's Board of Directors, as constituted from time to time.

                  2.4.     "CHANGE IN CONTROL" means that:

                           (a)      30% or more of the outstanding voting stock
of the Company is acquired by any person or group other than the Alfred I. duPont Testamentary Trust and the Nemours Foundation, except that this Subsection (a) shall not apply as long as the Alfred I. duPont Testamentary Trust or the Nemours Foundation, or any combination of both, owns more voting stock than such person or group; or

                           (b)      Stockholders of the Company other than the
Alfred I. duPont Testamentary Trust and the Nemours Foundation vote in a contested election for directors of the Company and through exercise of their votes cause the replacement of 50% or more of the Company's directors (the mere change of 50% or more of the members of the Board does not cause a Change in Control unless it occurs as a result of a contested election); or

                           (c)      The Company is a party to a merger or
similar transaction as a result of which the Company's stockholders own 50% or less of the surviving entity's voting securities after such merger or similar transaction.

                  No Change in Control occurs in any event as long as the combined ownership of the Alfred I. duPont Testamentary Trust and the Nemours Foundation exceeds 50% of the outstanding voting stock of the Company.

                  A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

                  2.5. "CODE" means the Internal Revenue Code of 1986, as amended.

                  2.6. "COMMITTEE" means the Compensation Committee of the Board, as further described in Article 3.

                  2.7. "COMMON SHARE" means one share of the common stock of the Company.

                  2.8.     "COMPANY" means St. Joe Company, a Florida Company.

                  2.9. "EMPLOYEE" means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

                  2.10. "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  2.11. "EXERCISE PRICE" means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.

                  2.12. "FAIR MARKET VALUE" means the closing price of Common Shares, as stated in The New York Stock Exchange Composite Transactions Report and reported in The Wall Street Journal. If a closing price of Common Shares is not stated in The New York Stock Exchange Composite Transactions Report, the Fair Market Value of Common Shares shall be determined by the Committee in good faith on such basis as it deems appropriate. The determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

                  2.13.    "ISO" means an incentive stock option described in
section 422(b) of the Code.

                  2.14. "NSO" means a stock option not described in sections 422 or 423 of the Code.

                  2.15. "OPTION" means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

                  2.16. "OPTIONEE" means an individual or estate who holds an Option or a Stock Appreciation Right.

                  2.17. "OUTSIDE DIRECTOR" means a member of the Board who is not an Employee. Service as an Outside Director shall be considered employment for all purposes of the Plan other than Section 5.2.

                  2.18. "PARENT" means any Company (other than the Company) in an unbroken chain of Companies ending with the Company, if each of the Companies other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other Companies in such chain. A Company that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

                  2.19. "PARTICIPANT" means an individual or estate who holds an Award.

                  2.20. "PLAN" means this St. Joe Company 1997 Stock Incentive Plan, as amended from time to time.

                  2.21. "RESTRICTED SHARE" means a Common Share awarded under the Plan.

                  2.22. "STOCK APPRECIATION RIGHT" means a grant under the Plan which entitles a recipient to receive in cash an amount equal to the difference between the Fair Market Value of a Common Share on the date of grant and the Fair Market Value of a Common Share on the date the Stock Appreciation Right is exercised.

                  2.23. "STOCK APPRECIATION RIGHTS AGREEMENT" means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Stock Appreciation Right.

                  2.24. "STOCK AWARD AGREEMENT" means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

                  2.25. "STOCK OPTION AGREEMENT" means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

                  2.26. "SUBSIDIARY" means any Company (other than the Company) in an unbroken chain of Companies beginning with the Company, if each of the Companies other than the last Company in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other Companies in such chain. A

Company that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

         ARTICLE 3.        ADMINISTRATION.

                  3.1. COMMITTEE COMPOSITION. The Plan shall be administered by the Compensation Committee of the Board of Directors. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

                           (a)      Such requirements as the Securities and
Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

                           (b)      Such requirements as the Internal Revenue
Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code.

                  3.2. COMMITTEE RESPONSIBILITIES AND AUTHORITY. The Committee shall (a) select the Employees and Outside Directors who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons. The Committee has authority to grant Restricted Shares, Options, and Stock Appreciation Rights to non-executive officers of the Company and to Company Employees.

         ARTICLE 4.        SHARES AVAILABLE FOR GRANTS.

                  4.1. BASIC LIMITATION. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Options, Restricted Shares and Stock Appreciation Rights awarded under the Plan shall not exceed 1,500,000. The limitations of this
Section 4.1 shall be subject to adjustment pursuant to Article 10.

                  4.2. ADDITIONAL SHARES. If Options are forfeited or terminate for any other reason before being exercised, then the corresponding Common Shares shall again become available for the grant of Options and Restricted Shares under the Plan. If Restricted Shares are forfeited, then the corresponding Common Shares shall again become available for the grant of NSOs and Restricted Shares (but not ISOs) under the Plan. If Stock Appreciation Rights are forfeited or terminate for any other reason before being exercised, they shall again become available for grant under the Plan.

         ARTICLE 5.        ELIGIBILITY.

                  5.1. NONSTATUTORY STOCK OPTIONS, STOCK APPRECIATION RIGHTS AND RESTRICTED SHARES. Only Employees and Outside Directors shall be eligible for the grant of

NSOs, Stock Appreciation Rights and Restricted Shares. For purposes of this
Article 5.1, Employees shall be defined as including both common law employees and leased employees.

                  5.2. INCENTIVE STOCK OPTIONS. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(6) of the Code are satisfied.

                  5.3. PROSPECTIVE EMPLOYEES. For purposes of this Article 5, the term "Employee" shall include a Prospective Employee who accepts a written offer of employment from the Company, a Parent or a Subsidiary. If an ISO is granted to a Prospective Employee, the date when his or her service as an Employee commences shall be deemed to be the date of grant of such ISO for all purposes under the Plan (including, without limitation, Section 6.3). No Award granted to a prospective Employee shall become exercisable or vested unless and until his or her service as an Employee commences.

         ARTICLE 6.        OPTIONS.

                  6.1. STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are consistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a cash payment or in consideration of a reduction in the Optionee's other compensation.

                  6.2. NUMBER OF SHARES. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 10. Options granted to any Optionee in a single fiscal year of the Company shall not cover more than 500,000 Common Shares, except that Options granted to a new Employee in the fiscal year of the Company in which his or her service as an Employee first commences shall not cover more than 750,000 Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 10.

                  6.3. EXERCISE PRICE. Except as provided for in Article 9.5, each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price shall in no event be less than 100% of the Fair Market Value of a Common Share on the most recent trading day prior to the date of grant specified by the Committee. For example, if the Committee approves a grant on July 15, a Thursday, the exercise price will be equal to the closing price as of July 14, a Wednesday. In the case of an NSO, a Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding.

                  6.4. EXERCISABILITY AND TERM. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock

Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service.

                  6.5. EFFECT OF CHANGE IN CONTROL. The Committee may determine, at the time of granting an Option or thereafter, that all or part of such Option shall become exercisable as to all Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

                  6.6. MODIFICATION OR ASSUMPTION OF OPTIONS. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

                  6.7. BUYOUT PROVISIONS. The Committee may at any time (a) offer to buyout for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

         ARTICLE 7.        PAYMENT FOR OPTION SHARES.

                  7.1. GENERAL RULE. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except that the Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 7.

                  7.2.     SURRENDER OF STOCK. To the extent that this Section
7.2 is applicable, payment for all or any part of the Exercise Price may be made with Common Shares which are already owned by the Optionee. Such Common Shares shall be valued at their Fair Market Value on the most recent trading day before the date when the new Common Shares are purchased under the Plan. The Optionee shall not surrender Common Shares in payment of the Exercise Price if such surrender would cause the Company to recognize compensation expense with respect to the Option for financial reporting purposes.

                  7.3. EXERCISE/SALE. To the extent that this Section 7.3 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Common Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

                  7.4. EXERCISE/PLEDGE. To the extent that this Section 7.4 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Common Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

                  7.5. PROMISSORY NOTE. To the extent that this Section 7.5 is applicable, payment may be made with a full-recourse promissory note.

                  7.6.     OTHER FORMS OF PAYMENT. To the extent that this
Section 7.6 is applicable, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

         ARTICLE 8.        RESTRICTED SHARES.

                  8.1. TIME, AMOUNT AND FORM OF AWARDS. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are consistent with the Plan. The provisions of the various Restricted Stock Agreements need not be identical.

                  8.2. PAYMENT FOR AWARDS. To the extent that an Award is granted in the form of Restricted Shares, the Award recipient, as a condition to the grant of such Award, may be required to pay the Company in cash or cash equivalents an amount equal to the par value of such Restricted Shares.

                  8.3. VESTING CONDITIONS. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Award Agreement. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company (as determined by the Company's independent auditors) for a specified period of one or more years equal or exceed a target determined in advance by the Committee. Such target shall be based on one or more of the criteria set forth in Schedule A. The Committee shall determine such target not later than the 90th day of such period. In no event shall the number of Restricted Shares which are subject to performance-based vesting conditions and which are granted to any Participant in a single calendar year exceed 500,000, subject to adjustment in accordance with Article 10. A Stock Award Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

                  8.4. VOTING AND DIVIDEND RIGHTS. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Stock Award Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional

Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

         ARTICLE 9.        STOCK APPRECIATION RIGHTS.

                  9.1. TIME, AMOUNT AND FORM OF AWARDS. Each Award of a Stock Appreciation Right under the Plan shall be evidenced by a Stock Appreciation Rights Agreement between the recipient and the Company. Such Award shall be subject to all applicable terms of the Plan and may be subject to any other terms that are consistent with the Plan. The provisions of the various Stock Appreciation Rights Agreements need not be identical.

                  9.2. RIGHTS TO RECEIVE. An Award of a Stock Appreciation Right entitles the Recipient, upon exercise, to receive in cash an amount equal to the difference between the Fair Market Value of a Common Share on the date of grant ("Base Value") and the Fair Market Value of a Common Share on the date the Stock Appreciation Right is exercised. The Base Value will be determined consistent with the provisions of Article 6.3.

                  9.3. ONDITIONS. Each Award of a Stock Appreciation Right may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Appreciation Rights Agreement. The Stock Appreciation Rights Agreement shall also specify the term of the Stock Appreciation Right; provided that the term of a Stock Appreciation right shall in no event exceed 10 years from the date of grant. A Stock Appreciation Rights Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee may determine, at the time of granting Stock Appreciation Rights or thereafter, that all or part of such Stock Appreciation Rights shall become vested in the event that a Change in Control occurs with respect to the Company.

                  9.4. NUMBER OF STOCK APPRECIATION RIGHTS. The aggregate number of Stock Appreciation Rights awarded under the Plan shall not exceed 1,500,000, and in no event shall the number of Stock Appreciation Rights which are granted to any Participant in a single calendar year exceed 500,000, subject in each case to adjustment in accordance with Article 10. If Stock Appreciation Rights are forfeited or terminate for any other reason before being exercised, they shall again become available for grant under the Plan. The foregoing limits the number of Stock Appreciation Rights outstanding and the Base Value thereof shall be adjusted in the same manner as the limits on the number of Options, the number of Common Shares covered by an outstanding Option, and the Exercise Price thereof are adjusted in accordance with Article 10.

                  9.5. BUYOUT PROVISIONS. The Committee may at any time, at such terms and conditions as it determines, buyout a Stock Appreciation Right for a payment in Common Shares (which may or may not include Restricted Shares), Stock Options and cash for any fractional Common Share. The value of such combination of Stock Options, cash and Common Shares may not exceed the difference between Base Value and Fair Market Value of a Common Share on the date of such buyout. The Committee may, at its discretion, use Options with an Exercise Price below Fair Market Value on date of grant to buyout Stock Appreciation Rights. If Options are used to buyout Stock Appreciation Rights, the Exercise Price of these Options will not be



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

lower than the Exercise Price of the Stock Appreciation Rights that are being bought out. For purposes of this provision, the value of Stock Options will be determined by the Committee at its discretion.

         ARTICLE 10.       PROTECTION AGAINST DILUTION.

                  10.1. ADJUSTMENTS. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such equitable adjustments as it, in its sole discretion, deems appropriate in one or more of (a) the number of Options, Restricted Shares and Stock Appreciation Rights available for future Awards under Article 4, (b) the limitations set forth in Section 6.2, (c) the number of Common Shares covered by each outstanding Option or Stock Appreciation Right or (d) the Exercise Price under each outstanding Option or Stock Appreciation Right. Except as provided in this Article 10, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

                  10.2. DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Committee in its discretion may provide for an Optionee to have the right to exercise his or her Options until 10 days prior to such transaction as to some or all of the Common Shares covered thereby, including Common Shares as to which the Options would not otherwise be exercisable. In addition, the Committee may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or to any Restricted Shares shall lapse as to some or all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent not previously exercised, Options shall terminate immediately prior to the consummation of such proposed action.

                  10.3. REORGANIZATION. In the event that the Company is a party to a merger or other reorganization, outstanding Options, Restricted Shares and Stock Appreciation Rights shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the continuation of outstanding Awards by the Company (if the Company is a surviving Company), for their assumption by the surviving Company or its parent or subsidiary, for the substitution by the surviving Company or its parent or subsidiary of its own awards for such Awards, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents.

         ARTICLE 11.       AWARDS UNDER OTHER PLANS.

                  The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Restricted Shares and shall, when issued, reduce the number of Common Shares available for the grant of Restricted Shares under Article 4.

         ARTICLE 12.       LIMITATION ON RIGHTS.

                  12.1. RETENTION RIGHTS. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee or Outside Director. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Employee or Outside Director at any time, with or without cause, subject to applicable laws, the Company's certificate of incorporation and bylaws and a written employment agreement (if any).

                  12.2. STOCKHOLDERS' RIGHTS. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, in the case of an Option, the time when he or she becomes entitled to receive such Common Shares by filing a notice of exercise and paying the Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

                  12.3 REGULATORY REQUIREMENTS. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

                  12.4 TRANSFER. Except as expressly provided in the case of death, only the participant may exercise any grants. The participant cannot transfer or assign grants made under this plan. If the grant is sold or used as security for a loan, this grant will be immediately cancelled. The participant may dispose of this grant in a will or a beneficiary designation.

         ARTICLE 13.       WITHHOLDING TAXES.

                  13.1. GENERAL. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

                  13.2. SHARE WITHHOLDING. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such

Common Shares shall be valued at their Fair Market Value on the most recent trading day before the date when taxes otherwise would be withheld in cash.

         ARTICLE 14.       FUTURE OF THE PLAN.

                  14.1. TERM OF THE PLAN. The Plan, as set forth herein, shall become effective on February 24, 1998. The Plan shall remain in effect until it is terminated under Section 13.2, except that no ISOs shall be granted after January 6, 2007.

                  14.2. AMENDMENT OR TERMINATION. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

         ARTICLE 15.       EXECUTION.

                  To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to affix the corporate name and seal hereto.



                                       ST. JOE COMPANY



                                       By
                                         --------------------------------------

                                   SCHEDULE A

                              PERFORMANCE CRITERIA



Cash Flow                                Expense Reduction

Earnings                                 Revenue Growth

Earnings per Share                       Stock Price Increase

Operating Income

Return on Assets

Return on Equity

Return on Invested Capital

Total Shareholder Return

Growth in any of the above
measures